AMENDMENT, WAIVER AND EXTENSION TO

AMENDED AND RESTATED

CERTIFICATE PURCHASE AGREEMENT

THIS AMENDMENT, WAIVER AND EXTENSION TO AMENDED AND RESTATED CERTIFICATE PURCHASE AGREEMENT (this “Amendment”) dated as of December 7, 2007and being entered into among Navistar Financial Securities Corporation (the “Seller”),

Navistar Financial Corporation (“Servicer”), Kitty Hawk Funding Corporation, (“KHFC”), as a Conduit Purchaser, Liberty Street Funding LLC (f/k/a Liberty Street Funding Corp. “Liberty Street”), as a Conduit Purchaser, The Bank of Nova Scotia (“BNS”), as a Managing Agent and a Committed Purchaser, and Bank of America, National Association (“Bank of America”), as a Managing Agent, the Administrative Agent and a Committed Purchaser.

RECITALS

A. The Seller, the Servicer, KHFC, Liberty Street, BNS and Bank of America are parties to that certain Amended and Restated Certificate Purchase Agreement, dated as of December 27, 2004 (as amended, supplemented or otherwise modified through the date hereof, the “Agreement”).

B. Such parties desire to amend the Agreement as hereafter set forth.

C. Prior to giving effect to the amendment to Section 7A.01(c) of the Agreement set forth in Section 1 below, Section 7A.01 of the Agreement required that NFC furnish to the Administrative Agent as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of any fiscal year and 120 days after the end of the last fiscal quarter of any fiscal year, copies of the interim or annual, as applicable, financial statements of NFC, prepared in conformity with generally accepted accounting principles consistently applied. NFC has requested a waiver of any Default (defined below) arising from its failure to deliver copies of the annual and interim financial statements of the fiscal year ending October 2005, the fiscal quarters ending January 31, April 30 and July 31 of 2006, the fiscal year ending October 2006, the fiscal quarters ending January 31, April 30 and July 31, 2007, the fiscal year ending October 2007, and the fiscal quarters ending January 31, April 30 and July 31 of 2008 on a timely basis (such failure, the “ReportingDefault”). Each of the parties hereto hereby agrees to waive the occurrence of any Default to the extent described below.

D. Such parties desire to modify the Purchase Expiration Date under (and as defined in) the Agreement in accordance with Section 2.04 of the Agreement.

E. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Amendments to Agreement. By their signatures hereto, each of the parties hereto hereby agrees that the Agreement is hereby amended as follows:

(A) Section 7A.01(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

(c) (1) as soon as available and in any event within (i) 45 days after the end of each of the first three fiscal quarters of any fiscal year and (ii) 120 days after the end of the last fiscal quarter of any fiscal year, copies of the interim or annual, as applicable, financial statements of NFC, prepared in conformity with generally accepted accounting principles consistently applied; provided, however that NFC shall not be required to deliver its financial statements for fiscal years 2005, 2006 and 2007 and for the fiscal quarters ending January 31, April 30 and July 31 of 2006, for the fiscal quarters ending January 31, April 30 and July 31 of 2007 and for the fiscal quarters ending January 31, April 30 and July 31 of 2008 (such financial statements, collectively, the “Financial Statements”) until the earlier to occur of November 30, 2008 and five (5) Business Days after the filing thereof with the SEC and (2) as soon as available but no later than the due dates therefor prescribed in Section 4 of the Fifth Waiver and Consent, dated as of November [_],2007 (the “Fifth Waiver”)to the Amended and Restated Credit Agreement dated as of July 1, 2005, among the Servicer, Bank of America, and BNS, among others, each of the reports referred to in Section 4 of the Fifth Waiver, provided, however, that such reporting shall not be required so long as the Servicer’s parent has filed all reports with the Securities and Exchange Commission required pursuant to Section 13 of the Exchange Act; provided further, however, that each of the Seller and the Servicer, acknowledge and agree that, notwithstanding and any provision in the Agreement, that an immediate Early Amortization Event will occur if, without the need for the giving of any notices by any party or the passage of any grace period, each Managing Agent shall not have received the Financial Statements by the earlier of (i) November 30, 2008 and (ii) [five (5) Business Days] after the filing of such Financial Statements with the SEC, unless the Administrative Agent, each Managing Agent and each Purchaser, shall have provided a further waiver of the covenant violation described in this sentence on or before such date.

(B) The definition of “Alternate Rate” set forth in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Alternate Rate” for any Fixed Period for any Funding Tranche means an interest rate per annum equal to 1.50% per annum above the Eurodollar Rate for such Fixed Period; provided,however, that in the case of

(i)            any Fixed Period existing on or after the first day of which a Managing Agent shall have been notified by a Conduit Purchaser or Liquidity Purchaser in its Purchaser Group or other Program Support Provider that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for a Conduit Purchaser or its Liquidity Purchaser or other Program Support Provider to fund any Funding Tranche (based on the Eurodollar Rate) set forth above (and such

Conduit Purchaser or its Liquidity Purchaser or other Program Support Provider shall not have subsequently notified its Managing Agent that such circumstances no longer exist),

(ii) any Fixed Period of one to (and including) 13 days,

(iii) any Fixed Period relating to a Funding Tranche which is less than $1,000,000, and

(iv) any Fixed Period with respect to which the Alternate Rate, for any reason, becomes applicable on notice to the Administrative Agent of less than three Business Days,

the “Alternate Rate” for each such Fixed Period shall be an interest rate per annum equal to the Corporate Base Rate in effect on each day of such Fixed Period. The “Alternate Rate” for any day on or after the occurrence of an Early Amortization Event shall be an interest rate equal to 2.0% perannum above the Corporate Base Rate in effect on such day.

(C)            The definition of “Funding Rate” set forth in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows

“Funding Rate” means, with respect to any Fixed Period and any Funding Tranche, (a) to the extent a Conduit Purchaser (or a RIC which is an assignee of such Conduit Purchaser) is funding such Funding Tranche during such Fixed Period through the issuance of Notes, its CP Rate, and (b) to the extent any Purchaser is not funding such Funding Tranche through the issuance of Notes, a rate per annum (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 360-day year and the actual days elapsed) equal to the Alternate Rate; provided that the Funding Rate shall be increased by 0.125% per annum in the event that NFC fails to file and deliver by March 31, 2008 the report on Form 10-K and financial statements for fiscal year ended October 31, 2007, and such increase shall remain in effect to and including the date on which NFC shall have timely filed a report on Form 10-K or 10-Q after the date hereof with the Securities and Exchange Commission pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934, as amended.

2.            Waiver. By their signatures hereto, each of the parties hereto waives (i)any condition or covenant that has not been satisfied, the breach of any representation or warranty made or deemed made, and any occurrence of an Early Amortization Event, event of default, event of termination or similar event (in each case, with respect to all of the foregoing, whether such event is matured or unmatured and collectively referred to herein as a “Default”), under the Agreement, solely to the extent such Default was caused directly by or resulted directly from (a) the Reporting Default, (b) a breach of any representation or warranty in Section 5.01(1) or 5.02(j) of the Agreement resulting from or arising out of any restatement, in connection with the audit conducted for the fiscal year ended October 2005, or October 31, 2006, of any financial statements of NFC or any of its affiliates for any period ending on or before the expiration of the waiver contemplated herein, or any reports, financial statements, certificates or other information containing similar or derived information therefrom with respect to such periods or (c) the failure of NFC, as Servicer, to deliver the reports contemplated by, and due on or about April 15, 2006, April 15, 2007 and to be due April 15, 2008 pursuant to, Section 3.06(a) and (b) of the Pooling and Servicing Agreement (as defined in the Agreement) by April 15, 2006, April 15, 2007 and April 15, 2008, respectively, provided that each such report shall be delivered by the earlier of (i) November 30, 2008 and (ii) [five (5) Business Days] after the filing thereof with the SEC. Each party (other than NFC and the Seller) hereto hereby expressly reserves, and nothing herein shall be construed as a waiver of NFC’s failure to comply with Section 7A.01(c), as amended hereby, any Event of Default (as defined in the Pooling and Servicing Agreement) occurring as a result of the failure referred to in clause (c) without the consent of, or at the direction of, KHFC, Liberty Street, BNS or Bank of America, or NFC’s failure to deliver the reports referred to in the immediately preceding sentence on or before the earlier of (i) five (5) Business Days after the filing thereof with the SEC and (ii) November 30, 2008.

3. Extension. The Purchase Expiration Date is extended to November [], 2008, or, if earlier, the date specified in clause (ii) of the definition of Purchase Expiration Date in the Agreement as originally executed.

4. Representations and Warranties. The Seller hereby represents and warrants to KHFC, Liberty Street, BNS and Bank of America that, after giving effect to this Amendment, no Early Amortization Event has occurred and is now continuing, and NFC hereby represents and warrants that, after giving effect to this Amendment, no Early Amortization Event or Servicer Termination Event has occurred and is now continuing.

5. Effect of Amendment. All provisions of the Agreement, as amended by this Amendment, remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement in the Agreement or in any other document relating to the Seller’s securitization program shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

6. Conditions Precedent. The effectiveness of this Amendment is subject to the receipt of each fee specified in the fee letter, dated as of the date hereof.

7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable principles of conflicts of law.

9.           Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.
[signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
NAVISTAR FINANCIAL SECURITIES CORPORATION, as Seller

By:     /s/  JOHN V.MULVANEY, SR.
Name:       John V. Mulvaney, Sr.
Title:         V.P., CFO & Treasurer

NAVISTAR FINANCIAL CORPORATION, as Servicer

By:     /s/  JOHN V.MULVANEY, SR.
Name:       John V. Mulvaney, Sr.
Title:         V.P., CFO & Treasurer

KITTY HAWK FUNDING CORPORATION,
as a Conduit Purchaser for the KHFC Purchaser Group

By:     /s/  PHILIP A. MARTONE
Name:       Philip A. Martone
Title:         Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrative Agent

By:     /s/  WILLEM VAN BEEK.
Name:        Willem Van Beek
Title:          Principal

BANK OF AMERICA, NATIONAL ASSOCIATION,
as a Committed Purchaser and Managing Agent for the KHFC Purchaser Group

By:     /s/  WILLEM VAN BEEK.
Name:        Willem Van Beek
Title:          Principal

Purchaser Percentage: 50%
Commitment: $400,0000,000

THE BANK OF NOVA SCOTIA,
as a Committed Purchaser and Managing Agent for the Liberty Street Purchaser Group

By:     /s/  NORMAN LAST
Name:        Norman Last
Title:          Managing Director

Purchaser Percentage: 50%
Commitment: $400,0000,000

LIBERTY STREET FUNDING LLC,
as a Conduit Purchaser for the Liberty Street Purchaser Group

By:     /s/ JILL A. GORDON
Name:      Jill A. Gordon
Title:        Vice President